EXHIBIT 10.1



                                 RICHARD BOURKE
                                       and
                                  MARCO MESSINA
7714 E. Vista Drive,                                   Scottsdale, Arizona 85250



                                                        April 12, 2005



BestNet Communications Corp.
5075 Cascade Rd SE Suite A
Grand Rapids, MI 49546

Gentlemen:

The purpose of this letter is confirm the agreements between BestNet Communications Corp., a Nevada corporation (the Company") and the undersigned, Richard Bourke and Marco Messina (collectively, "the Consultants" and individually "Consultant") with respect to the matters set forth below.

The Company's Board of Directors ("Board") is considering possible alternative courses of action in connection with its telephone communication business, such as a joint venture, a sale of assets or other form of transaction ("Transaction"). The Company has engaged the Consultants, on a non-exclusive basis, to assist it in identifying and contacting prospective candidates for such a transaction. It is understood, however, that the Board has made no decisions in this regard and that the Company is under no obligation to meet with, discuss, negotiate or make any agreement with any person or entity introduced to the Company ("Introduced Person") by the Consultants, or either of them, in connection with any proposed Transaction and the Company's participation in any such discussions or negotiations shall not obligate it to enter into any agreement with any Introduced Person.

If the Company enters into any agreement with an Introduced Person, it shall promptly provide the Consultants with a copy thereof.

Although it is difficult in advance to anticipate which of many possible forms such a Transaction might take, the parties have agreed on the following basis for compensation to the Consultants.

Upon the closing of a Transaction with an Introduced Person such as is contemplated hereby within twelve (12) months of the date of this letter, the Company will pay to the Consultants a fee in an amount equal to five percent (5%) of the value of the consideration of up to $200,000 and ten percent (10%) of the consideration in excess of $200,000 received by either the Company or its common shareholders. Compensation shall be paid if, as and when received in the same proportion to the total compensation as the consideration actually received bears to the total consideration to be received.

If the consideration received is paid in a form other than cash, (for example, in shares of the stock of another corporation) then the fee, determined as specified above, will be paid in such form (for example, in shares of stock of the same class having an aggregate value equal to the specified percentage of the total value of the shares paid to the Company or to its shareholders). If

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FINDER'S FEE AGREEMENT               - 2 -                        APRIL 12, 2005


the form of the transaction is such that the consideration will be paid to the Company's shareholders rather than to the Company, then the agreements governing such transaction will provide that the party making the payment will deduct the amount of the fee pro-rata from the cash or other property paid to the Company's shareholders and paid directly to the undersigned.

Any payments made by the Company to the Consultants pursuant to this Agreement shall be satisfied by the delivery of a check drawn on good funds, payable to the order of "Richard Bourke and Marco Messina" or, if consideration has been paid to the Company and compensation is paid to the Consultants other than in cash by check, any instruments by which such payment may be conveyed shall be in the name of "Richard Bourke and Marco Messina". The Consultants agree, jointly and severally, to hold harmless and indemnify the Company, its officers, directors and agents of any claim, damage or expense, including legal fees, suffered or incurred by them in connection with any assertion by any party, including either of the Consultants, that payment should be made in any other manner or to any other person.

Except as otherwise specifically agreed in writing, all activities of the Consultants shall be at their own expense.

 In providing Services to the Company under this Agreement, the Consultants shall be independent contractors, and no party to this Agreement shall make any representations or statements indicating or suggesting that any joint venture, partnership, or other such relationship exists between the Consultants and the Company. It is understood that although each Consultant is a member of the Company's Board of Directors, neither they nor either of them is entitled to make any commitments or create any obligations on behalf of the Company without the Company's written consent.

Each Consultant acknowledges that he is a member of the Company's Board of Directors and as such is in possession of confidential, trade secret and proprietary information of the Company. Each Consultant agrees not to disclose any such information, whether or not obtained in connection with the performance of this Agreement without the Company's prior written consent.

Upon the mutual execution and delivery of this Agreement, the Consultants will furnish a list, attached hereto as Schedule A, containing the names and descriptions of all parties whom the Consultants contemplate contacting pursuant to this Agreement, such list to be made current at any time the Consultants wish to add to it. The Consultants will under no circumstances contact or approach any party not so listed and as to whom the Company has not given its prior written consent. Simultaneously therewith, the Company will furnish the Consultants with a list, attached hereto as Schedule B, of parties that are not to be approached or contacted by the Consultants, which list will also be made current at any time the Company wishes to add to it.

Each party agrees to indemnify and hold harmless the other from any losses, claims, damages or liabilities suffered or incurred by the indemnified party in connection with any assertion by any third that there was a breach of any

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FINDER'S FEE AGREEMENT               - 3 -                        APRIL 12, 2005


representation, warranty or covenant by the indemnifying party or any of its officers, directors, employees or affiliates in connection with any completed Transaction.

Promptly after receipt by an indemnified party of notice of the threat or commencement of any action based on such an assertion, the indemnified party will notify the indemnifying party in writing of such event, in which case the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof with counsel who shall be to the reasonable satisfaction of the indemnifying party. In any such action, the indemnified party shall have the right to retain its own counsel at its own expense. The indemnifying party shall not be liable for any settlement of any proceeding or claim effected without its written consent.

This Agreement shall be governed by the laws of Arizona without regard to laws regarding conflicts of law. Any dispute arising out of or in connection with this Agreement shall be resolved by arbitration at Phoenix, Arizona, under the rules then obtaining of the American Arbitration Association.

If the foregoing is consistent with your understanding of our agreement, please cause a copy of this letter to be signed by a duly authorized officer and return it to me, whereupon it will become a binding agreement between us. It may not thereafter be modified except by a writing duly executed by both parties.

Sincerely,



---------------------------------------
     Richard Bourke



---------------------------------------
     Marco Messina



     The foregoing is agreed to and accepted by:

     BestNet Communications Corp.

     by
       --------------------------------

       Its
          -----------------------------

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